©2021 Cardiovascular Systems, Inc. All Rights Reserved. Q1 FY22 Earnings Supplement November 9, 2021

Safe Harbor This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Report Act of 1995, which are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this presentation regarding CSI’s strategy; growth; future financial measurements and investments; product development plans, milestones and introductions; geographic expansion; clinical trials and evidence; market estimates and opportunities; developments related to the COVID-19 pandemic; and anticipated product upgrades and reduced production volumes, and the impact thereof are forward-looking statements. These statements involve risks and uncertainties that could cause results differ materially from those projected, including, but not limited to, those described in CSI’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly and annual reports. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this presentation. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this presentation. The forward-looking statements contained in this presentation are made only as of the date of this presentation, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances. 2 FORWARD LOOKING STATEMENTS FINANCIAL INFORMATION This presentation includes calculations or figures that have been prepared internally and have not been reviewed or audited by CSI’s independent registered accounting firm. Use of different methods for preparing, calculating or presenting information may lead to differences, which may be material. In addition, this presentation also includes certain non-GAAP financial measures, such as Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this presentation to the most comparable U.S. GAAP measures for the respective periods can be found in tables in the appendix to this presentation. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP.

Q1 FY22 Worldwide Revenues of $58.4 Million

3.6% decrease vs. LY

Q1 FY22 Revenue Breakdown



Worldwide Peripheral
Worldwide Coronary
Worldwide Coronary $19.4 +9.9% Y/Y -16.7% Q/Q
Worldwide Peripheral $39.0 -9.1% Y/Y -18.3% Q/Q

($ in millions, Y/Y and Q/Q represent Year-over-Year and Quarter-over-Quarter growth rates)

Q1 FY22 Highlights

- Procedure volumes adversely impacted by hospital capacity constraints caused by the Covid Delta variant.
- Resurgence of Covid and the related staffing shortages disrupted referral patterns and had the largest impact on our procedures deemed to be more elective, such as the treatment of lower acuity peripheral claudication.
- First patient treated with ViperCross peripheral support catheter
- Net loss of ($8.6M) compared to ($2.1M) in the year ago period
- Cash and cash equivalents of $187.6M as of September 30, 2021



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Q1 FY22: U.S. Peripheral

COVID hospitalizations reduced peripheral procedure volumes in Q1

U.S. Peripheral revenue decreased 9.4% Y/Y

- U.S. Peripheral revenue decreased 9.4% Y/Y due to:
  - Covid related weakness in the referral pipeline and procedure deferrals reduced procedure volumes in the Hospital setting.
    - Units decreased 14.4% in hospitals.
  - Staffing shortages and weakness in the referral pipeline slowed procedure growth in the OBL setting.
    - Units increased 2.1% in OBLs
  - Increased competitive pressure with new products and new players entering the market
  - Peripheral ISD and WIRION revenue increased $1.1M, to $1.4M
- Trained 52 new physicians and opened 23 new peripheral accounts

U.S Peripheral Revenue[1]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$45,272	$47,463	$42,134	$30,667	$165,536
FY21	$42,932	$43,924	$42,104	$47,648	$176,608
FY22	$38,878	-	-	-	$38,878

Orbital Atherectomy System Revenue[2]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$44,944	$47,159	$41,839	$30,465	$164,407
FY21	$42,657	$43,625	$41,782	$46,836	$174,900
FY22	$37,521	-	-	-	$37,521

- OAS revenue decreased 12.0% Y/Y

Interventional Support Device Revenue[3]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$328	$304	$295	$202	$1,129
FY21	$275	$299	$322	$812	$1,708
FY22	$1,357	-	-	-	$1,357

[1] Is the total of Orbital Atherectomy System Revenue plus Interventional Support Device Revenue.
[2] Includes peripheral orbital atherectomy devices, ViperWire, ViperSlide, Exchangeable cartridges, ViperTrack and other
[3] Zilient Guidewires, ViperCath and WIRION

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Q1 FY22: U.S. Coronary

Modest Y/Y growth despite regional COVID impacts

U.S. Coronary revenue increased 1.7% Y/Y

- U.S. Coronary OAS units sold decreased 1.9% Y/Y due to:
  - Covid related procedure deferrals and staffing shortages reduced procedure volumes
  - Increased competitive pressure
- Coronary ISD revenue increased 36.6% Y/Y to $2.7M and generated $756 of incremental revenue for every coronary OAS sold
- Certified 80 new physicians and opened 10 new coronary accounts
- ECLIPSE enrollment ≈1,700 as of September 30, 2021

Orbital Atherectomy System Revenue[2]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$14,669	$16,490	$14,058	$8,651	$53,868
FY21	$13,952	$15,762	$15,093	$16,781	$61,588
FY22	$13,505	-	-	-	$13,505

U.S Coronary Revenue[1]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$16,257	$18,497	$15,988	$9,785	$60,527
FY21	$15,899	$17,983	$17,489	$19,645	$71,016
FY22	$16,164	-	-	-	$16,164

Interventional Support Device Revenue[3]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$1,588	$2,007	$1,930	$1,134	$6,659
FY21	$1,947	$2,221	$2,396	$2,864	$9,428
FY22	$2,659	-	-	-	$2,659

[1] Is the total of Orbital Atherectomy System Revenue plus Interventional Support Device Revenue.
[2] Includes coronary orbital atherectomy devices, Coronary ViperWire, ViperSlide and other
[3] Includes Sapphire angioplasty balloons and Teleport microcatheters

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Q1 FY22: International Solid Y/Y growth driven by Japan and EU coronary 6 International revenue increased 94.3% Y/Y • International revenue increased 94.3% Y/Y driven by: • Strong growth in Japan with favorable Covid rebound Y/Y • EU launch plan remains on track and ahead of Japan CAD launch pace • Certified 77 new physicians using remote training • First patient in Canada treated with Coronary OAS • First patient in Australia treated with Peripheral OAS • Targeting Q2 launches in the Nordics, UK, Ireland and Poland ($ in 000) Q1 Q2 Q3 Q4 Total FY20 $2,961 $2,374 $3,053 $2,094 $10,482 FY21 $1,713 $2,262 $3,680 $3,694 $11,349 FY22 $3,328 - - - $3,328 Country Coronary Peripheral Asia Pacific 1 Australia Q1 FY22 2 Hong Kong X X 3 Indonesia X 4 Japan X 5 Malaysia X X 6 Singapore X X EMEA 7 France X X 8 Germany X X 9 Italy X X 10 Kuwait X 11 Spain X X 12 Switzerland X X 13 UAE X X 14 The Netherlands X X 15 Saudi Arabia X North America 16 Canada Q1 FY22 Countries Launched

Q1 FY22 vs. Q4 FY21 and Q1 FY21 Dollars in thousands 7 Q1 FY22 Quarter/Quarter Change Year/Year Change Worldwide Revenue $58,370 -17.8% -3.6% Worldwide Peripheral Revenue $39,099 -18.3% -9.1% Worldwide Coronary Revenue $19,361 -16.7% 9.9% U.S. Revenue $55,042 -18.2% -6.4% U.S. Peripheral Revenue $38,878 -18.4% -9.4% U.S. Coronary Revenue $16,164 -17.7% 1.7% International Revenue $3,328 -9.9% 94.3% U.S. Peripheral Units - -21.6% -7.1% U.S. Coronary Units - -20.8% -1.9%

Q1 FY22: Select Financial Information

Dollars in thousands, except earnings per share

	Q1 FY22	Q4 FY21	Q/Q Change Fav (Unfav)	Q1 FY21	Y/Y Change Fav (Unfav)
Net revenues	$58,370	$70,987	($12,617)	$60,544	($2,174)
Cost of goods sold	14,308	20,634	6,326	12,564	(1,744)
Gross Margin	75.5%	70.9%*	Increased 460 BP	79.2%	Decreased 370 BP
Selling, general and administrative	41,851	45,713	3,862	40,282	(1,569)
% of sales	71.7%	64.4%	Increased 730 BP	66.5%	Increased 520 BP
Research and development	10,022	9,245	(777)	9,052	(970)
% of sales	17.2%	13.0%	Increased 420 BP	15.0%	Increased 220 BP
Amortization of intangible assets	304	304	-	304	-
Loss from operations	(8,115)	(4,909)	(3,206)	(1,658)	(6,457)
Other (income) and expense, net	367	313	(54)	355	(12)
Provision for income taxes	136	63	(73)	63	(73)
Net loss	($8,618)	($5,285)	(3,333)	($2,076)	($6,542)
Basic and diluted earnings per share	($0.22)	($0.14)	($0.08)	($0.05)	($0.17)
Basic and diluted weighted average shares outstanding	39,087,472	38,926,490	Increased 160,982	38,683,839	Increased 403,633

* Two factors resulted in temporary lower gross margins during Q4: 1. CSI incurred a one-time charge to cost of goods sold related to the upgrade of saline pumps that will be reaching end of service over the coming 24-36 months. 2. Throughout the first 9 months of fiscal 21, CSI operated its production facilities to ensure adequate safety stock. With pandemic conditions stabilizing, CSI lowered build levels in Q4 and reduced the accumulated safety stock.

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FY22: Annual Guidance 9 For the fiscal year ending June 30, 2022, CSI anticipates: Revenue of $265 million to $285 million (2% to 10% growth); Gross profit as a percentage of revenues of approximately 75%; Net loss in a range of 5% to 8% of revenues; and Adjusted EBITDA of 1% to 4% of revenues.

Non-GAAP Financial Measures

($ in thousands)	FY 2020	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	FY 2021	Q1 FY22
Net loss	($27,236)	($2,076)	($56)	($6,004)	($5,285)	($13,421)	($8,618)
Less: Other (income) and expense, net	233	355	276	292	313	1,236	367
Less: Provision for income taxes	231	63	63	63	63	252	136
Income (loss) from operations	(26,772)	(1,658)	283	(5,649)	(4,909)	(11,933)	(8,115)
Add: Stock-based compensation	13,612	4,907	3,877	3,704	3,742	16,230	5,672
Add: IPR&D charges incurred in connection with asset acquisitions	-	-	-	3,353	-	3,353	-
Add: Depreciation and amortization	4,179	1,029	1,058	1,056	1,169	4,312	1,258
Adjusted EBITDA	($8,981)	$4,278	$5,218	$2,464	$2	$11,962	($1,185)

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors

CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense, stock-based compensation, and in-process research and development (IPR&D) charges. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.

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Investor Contact:
Jack Nielsen
651-202-4919
j.nielsen@csi360.com

CSI®, Diamondback®, Diamondback 360®, GlideAssist®, ViperWire®, WIRION® and ViperWire Advance® are trademarks of Cardiovascular Systems, Inc.
© 2021 Cardiovascular Systems, Inc.

OrbusNeich®, Teleport® and Sapphire® are trademarks of OrbusNeich Medical, Inc.

CSII

Cardiovascular Systems, Inc.

@csi360

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